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                                                                   Exhibit 10.73

                                        The Bank of Nova Scotia
                                        10 Collyer Quay
                                        #15-01 Ocean Building
                                        Singapore 049315
                                        Tel:  (65) 535 8688
                                        Fax:  (65) 438-3314 (Credit & Marketing)

                                      [SCOTIABANK LOGO]

January 16, 2003


Maxtor Peripherals (S) Pte Ltd
No. 2 Ang Mo Kio Street 63
Ang Mo Kio Street Park 3
Singapore 569111

Attention:  Mr. Tiong Chi Sieng, Vice President - Finance
            Ms. Tan Hui Yah, Director - Finance

Dear Sirs:

BANK GUARANTEE FACILITY OF SGD17,250,000
DELETION OF THE CONSOLIDATED TANGIBLE NETWORTH COVENANT

1. We refer to the long-term Bank Guarantee Facility of up to SGD17,250,000 (current outstanding amount) ("the Facility") granted under the Guarantee Facility Agreement dated 31 August 1999 as amended by our letter dated 13 September 1999, an Amendment Agreement dated 23 February 2001 a Supplemental Agreement dated 2 May 2001, a Second Supplementary Agreement dated 29 January 2002 and our Amendment Letters dated 15 February 2002, 20 June 2002 and 22 October 2002 (the Guarantee Facility Agreement as amended, "the Facility Agreement"), and the Security Over Cash Agreement dated 8 September 1999.

2. Subject to your Company's acceptance of this letter, we are pleased to advise that at your request, The Bank of Nova Scotia, Singapore Branch ("the Bank"), shall delete the Consolidated Tangible Networth covenant under Clause 15.1.2 of the Facility Agreement.

3. Save for the above, all other terms and conditions stipulated in the Facility Letter and security document stated in Paragraph 1 above shall remain unchanged.

4. An Amendment Fee of US$5,000 (to be billed in SGD equivalence) shall be payable to the Bank after your acceptance of this Letter but no later than 30 January 2003.
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Maxtor Peripherals (S) Pte Ltd                               January 16,2003
Bank Guarantee Facility Of SGD17,250,000
_____________________________________________________________________________


5. This letter shall supercede our letter dated 7 January 2003. If the above are acceptable, please sign and return to us the enclosed copy of this Amendment Letter together with your Company's Board Resolution accepting this Amendment Letter by 30 January 2003, after which this offer shall lapse unless an extension is granted by the Bank in writing.

Yours faithfully,

/s/ Wah Sun Seong Koon


Wah Sun Seong Koon
Country Head, VP & Branch Manager

We hereby accept and further undertake to observe all the terms and conditions set out and incorporated in this letter.

We also hereby confirm that the existing charges over cash deposits under the Security Over Cash Agreement dated 8 September 1999 shall continue to secure the aforesaid all monies payable in connection with the Facility notwithstanding the amendments set out above, or in the subsequent legal documentation (if any).

MAXTOR PERIPHERALS (S)PTE LTD

/s/ TIONG CHI SIENG
    Tiong Chi Sieng,
    Vice President, Finance

    Company Stamp & Authorized Signatory(ies)                   29 January 2003
    for and on behalf of Maxtor Peripherals (S)Pte Ltd          Date
                                                      .